   As filed with the Securities and Exchange Commission on February 22, 1995.
                            File No. 33-___________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                          THE SECURITIES ACT OF 1933
                           WASHINGTON, D.C.  20549
                        ------------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                        ------------------------------

                             BANK SOUTH CORPORATION
               (Exact Name of Issuer as Specified in its Charter)


         GEORGIA                                                56-1048216
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                  55 MARIETTA STREET, ATLANTA, GEORGIA  30303
                                 (404) 529-4111
       (Address, Including Zip Code, and Telephone Number of Principal
                              Executive Offices)


                  GWINNETT BANCSHARES, INC. STOCK OPTION PLAN
                            (Full Title of the Plan)

                             RALPH E. HUTCHINS, JR.
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                             BANK SOUTH CORPORATION
                               55 MARIETTA STREET
                            ATLANTA, GEORGIA  30303
                                 (404) 529-4075
          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                   COPIES TO:
                               LAURA G. THATCHER
                                 ALSTON & BIRD
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA  30309-3424
                                 (404) 881-7000

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                               Proposed               Proposed
      Title of Securities               Amount to               Maximum                Maximum            Amount of
        to be Registered            be Registered (1)       Offering Price            Aggregate       Registration Fee
                                                             Per Unit (2)        Offering Price (2)
- ----------------------------------------------------------------------------------------------------------------------
Common Stock, $5.00 par value (3)        261,713                 $6.48              $1,695,900.24          $584.80
======================================================================================================================

 (1) This Registration Statement covers the maximum number of shares that will be available for issuance under the above referenced Plan when such Plan is assumed by the Registrant. This Registration Statement also covers any additional shares that may hereafter become exercisable as a result of the adjustment and anti-dilution provisions of the Registrant's above referenced Plan.
  (2) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average option price per share for the shares presently subject to options.
  (3) Includes Rights to purchase Registrant's Series A Participating Preferred Stock pursuant to the Registrant's Rights Agreement dated April 6, 1988.
================================================================================

PART II.         INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Registrant Statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

         (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's 1993 Annual Report on Form 10-K.

         (3) The description of Common Stock contained in the Registrant's Registration Statements filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         (4) All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.


ITEM 4.          DESCRIPTION OF SECURITIES.  Not Applicable


ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable


ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As provided under Georgia law, Registrant's Articles of Incorporation provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or any other duty owed to the corporation as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper benefit.

         Under Article V of its Bylaws, the Registrant is required to indemnify its directors to the full extent permitted by Georgia law. The Georgia Business Corporation Code provides that a corporation may indemnify its directors, officers, and agents against judgments, fines, penalties, amounts paid in settlement, and reasonable expenses, including attorney's fees, resulting from various types of legal actions or proceedings, including, but not limited to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, or investigative and whether formal or informal, if the actions of the party being indemnified meet the standards of conduct specified therein. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) the Board of Directors by a majority vote of a quorum consisting of disinterested directors, (b) a majority vote of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by the disinterested shareholders. No indemnification shall be made to or on behalf of a corporate director, officer, employee or agent (i) in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

         Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable


ITEM 8.          EXHIBITS


         The exhibits included as part of this Registration Statement are as follows:


          Exhibit Number                     Description
          --------------                     -----------

               4(a)             Registrant's Amended and Restated
                                Articles of Incorporation

               4(b)             Registrant's Amended and Restated Bylaws

               4(c) Bank South Corporation Rights Agreement (included as Exhibit 1 to the Form 8 Amendment to the Form 8-A filed with the Commission on April 8, 1988 (File No. 0-4554) and incorporated herein by reference.)

                 5              Opinion of Alston & Bird

               23(a)            Consent of Alston & Bird (included in
                                Exhibit 5)





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





              Exhibit Number                Description
              --------------                -----------

                  23(b)            Consent of Ernst & Young LLP

                  23(c)            Consent of Price Waterhouse LLP

                   24              Power of Attorney (contained in Part II
                                   at page II-5)


ITEM 9.  UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d)





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





      of the Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 16, 1995.


                                  BANK SOUTH CORPORATION
                                       (Registrant)


                                  By:      /s/ RALPH E. HUTCHINS, JR.
                                     ----------------------------------------
                                         Ralph E. Hutchins, Jr.
                                         Chief Financial Officer and
                                         Corporate Secretary


         KNOW BY ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints Patrick L. Flinn or Ralph E. Hutchins, Jr. and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

                  Signature                                  Capacity
                  ---------                                  --------
/s/ PATRICK L. FLINN                             Chairman and                              February 16, 1995
- ---------------------------------------------    Chief Executive Officer
Patrick L. Flinn                                 (Principal Executive Officer)

/s/ RALPH E. HUTCHINS, JR.                       Chief Financial Officer and               February 16, 1995
- ---------------------------------------------    Corporate Secretary
Ralph E. Hutchins, Jr.                           (Principal Financial Officer)

/s/ J. BRENT LEE                                 Corporate Treasurer                       February 16, 1995
- ---------------------------------------------    and Comptroller
J. Brent Lee                                     (Principal Accounting Officer)


                                                 Director
- ---------------------------------------------
Bernard W. Abrams


                                                 Director
- ---------------------------------------------
Ray C. Anderson


/s/ KENNETH W. CANNESTRA                         Director                                  February 16, 1995
- ---------------------------------------------
Kenneth W. Cannestra


/s/ JOHN S. CARR                                 Director                                  February 16, 1995
- ---------------------------------------------
John S. Carr


/s/ SIDNEY E. JENNETTE, JR.                      Director                                  February 16, 1995
- ---------------------------------------------
Sidney E. Jennette, Jr.


/s/ LYNN H. JOHNSTON                             Director                                  February 16, 1995
- ---------------------------------------------
Lynn H. Johnston


/s/ WILLIAM M. McCLATCHEY, M.D.                  Director                                  February 16, 1995
- ---------------------------------------------
William M. McClatchey, M.D.


/s/ JOHN E. McKINLEY III                         Director                                  February 16, 1995
- ---------------------------------------------
John E. McKinley, III


                                                 Director
- ---------------------------------------------
Julia W. Morgan


/s/ BARRY PHILLIPS                               Director                                  February 16, 1995
- ---------------------------------------------
Barry Phillips

/s/ BEN G. PORTER                                Director                                  February 16, 1995
- ---------------------------------------------
Ben G. Porter


/s/ JOHN W. ROBINSON, JR.                        Director                                  February 16, 1995
- ---------------------------------------------
John W. Robinson, Jr.


/s/ FELKER W. WARD, JR.                          Director                                  February 16, 1995
- ---------------------------------------------
Felker W. Ward, Jr.


/s/ VIRGIL R. WILLIAMS                           Director                                  February 16, 1995
- ---------------------------------------------
Virgil R. Williams

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

                                                                                            Sequential
                                                                                            ----------
Exhibit Number                           Description                                         Page No.
- --------------                           -----------                                         --------
     4(a)          Registrant's Amended and Restated Articles of Incorporation

     4(b)          Registrant's Amended and Restated Bylaws

     4(c)          Bank South  Corporation Rights  Agreement (included  as Exhibit  1 to  the
                   Form 8 Amendment to  the Form 8-A  filed with the  Commission on April  8,
                   1988 (File No. 0-4554) and incorporated herein by reference)

      5            Opinion of Alston & Bird

    23(a)          Consent of Alston & Bird (included in Exhibit 5)

    23(b)          Consent of Ernst & Young LLP

    23(c)          Consent of Price Waterhouse LLP

      24           Power of Attorney (contained in Part II at page II-5)
